EXHIBIT 99.1

SENOMYX ANNOUNCES EXPANSION OF FIRMENICH COLLABORATION TO INCLUDE DISCOVERY, DEVELOPMENT, AND COMMERCIALIZATION OF NATURAL SWEET ENHANCERS

•      Firmenich rights include natural sweet enhancers for use in all food product fields

SAN DIEGO, CA — December 2, 2010 — Senomyx, Inc. (NASDAQ: SNMX), a leading company focused on using proprietary technologies to discover and develop novel flavor ingredients for the food, beverage, and ingredient supply industries, announced today that Firmenich SA has exercised its option to expand the companies’ collaboration related to Senomyx’s sweet-taste technology to include the discovery, development, and worldwide commercialization of natural flavor ingredients intended to enhance the taste of sucrose, fructose, and  Rebaudioside (stevia).  This expansion will complement Senomyx’s collaboration with PepsiCo, Inc., which is focused on the discovery, development, and commercialization of natural and artificial enhancers of sucrose and fructose for use in non-alcoholic beverages.

Senomyx and Firmenich, the world’s largest privately-owned fragrance and flavor company, initiated the existing collaboration agreement for the discovery and development of sweet enhancers in July 2009.  Under the agreement, Senomyx is using its proprietary technologies to discover and develop flavors that may be used by Firmenich on an exclusive basis worldwide as artificial sweet enhancers in all food product categories, and on a co-exclusive basis in powdered beverages.

In consideration of the expansion of the agreement, Firmenich will pay to Senomyx additional research funding as well as milestones, minimum annual royalties, and royalties on sales of natural sweet enhancers developed under the collaboration.  Firmenich is currently committed to fund ongoing research under the agreement through July 2011 and has annual options that could further extend the collaborative research funding period through July 2014.

“Senomyx’s Sweet Taste Program has achieved significant accomplishments, including the discovery and development of our sucralose enhancer and our first sucrose enhancer, both of which have received regulatory approval and are now in the commercialization stage,” said Kent Snyder, Chief Executive Officer of the Company.  “We believe Firmenich’s decision to expand the collaboration to include natural sweet enhancers is a reflection of the success of our novel technologies, the positive working relationship between the two companies, and the large market opportunity for natural flavor ingredients.  Firmenich has been a valuable partner and we look forward to working with them on this new and exciting area.”

About Senomyx, Inc. (www.senomyx.com)

Senomyx is a leading company using proprietary taste receptor technologies to discover and develop novel flavor ingredients in the savory, sweet, salt, bitter, and cooling areas.  The Company has product discovery and development collaborations with global food, beverage, and ingredient supply companies, some of which are currently marketing products that contain Senomyx’s flavor ingredients.  For more information, please visit www.senomyx.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding: Senomyx’s ability to discover and develop novel flavor ingredients for use as sweet enhancers of sucrose, fructose and Rebaudioside (stevia); the capabilities and potential uses of Senomyx’s flavor ingredients; Senomyx’s ability or Firmenich’s ability to commercialize products incorporating Senomyx’s flavor ingredients for use in foods and beverages and Senomyx’s right to receive milestones and royalties under its agreements with Firmenich; and the speed of commercialization, revenue potential and market acceptance of sweet enhancing flavor ingredients. Risks that contribute to the uncertain nature of the forward-looking statements include: Senomyx is dependent on its product discovery and development collaborators for all of Senomyx’s revenue; Senomyx is dependent on its current and any future product discovery and development collaborators to develop and commercialize any flavor ingredients Senomyx may discover; Flavor ingredients developed under the agreement may not be useful or cost-effective for formulation into products; Senomyx or Firmenich may be unable to obtain and maintain the regulatory approvals required for novel flavor ingredients to be incorporated into products that are sold; products that incorporate Senomyx flavor ingredients may never be commercially successful; and Senomyx’s ability to compete in the flavor ingredients market may decline if Senomyx does not adequately protect its proprietary technologies. These and other risks and uncertainties are described more fully in Senomyx’s most recently filed SEC documents, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, under the headings “Risks Related to Our Business” and “Risks Related to Our Industry.” All forward-looking statements contained in this press release speak only as of the date on which they were made. Senomyx undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Contact:

Gwen Rosenberg

Senomyx, Inc.

Vice President, Investor Relations & Corporate Communications

858-646-8369

gwen.rosenberg@senomyx.com

####